UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018
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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of Advanced Energy Industries, Inc. (the “Company”) has appointed Neil D. Brinker as the Company’s Executive Vice President and Chief Operating Officer effective on June 18, 2018. Mr. Brinker, age 42, previously served as the Group President of IDEX Corporation (“IDEX”) from July 2015, was Platform President of IDEX’s Material Processing Technologies from May 2014 to July 2015 and General Manager of IDEX’s Fluid Management business from April 2012 to May 2014. Prior to IDEX, Mr. Brinker was a Director of Global Operations at Gilbarco Veeder-Root, a Danaher company from July 2009 to April 2012 and held several other operations management leadership positions at Gilbarco from February 2007 to July 2009. Prior to Gilbarco, Mr. Brinker held various management positions at General Motors Company from 2001 to 2007. Mr. Brinker holds a B.S.M.E. degree from Michigan State University, a Master of Engineering from the University of Michigan and an MBA from Eastern Michigan University.
There are no family relationships between Mr. Brinker and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Brinker that would require disclosure under Item 404(a) of Regulation S-K, other than as described below.
The Company issued a press release on May 9, 2018, announcing the appointment of Mr. Brinker as the Company’s Executive Vice President and Chief Operating Officer, effective on June 18, 2018, a copy of which is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference in its entirety.
Offer Letter to Mr. Brinker
Pursuant to the Offer Letter, dated May 7, 2018, Mr. Brinker will receive an annual base salary of $425,000. In addition to his base salary, Mr. Brinker is eligible for short- and long-term incentive compensation as described below.
The Company’s 2018 Short Term Incentive Plan (“STIP”) is an annual cash incentive plan with performance metrics set each year. Cash incentives will be paid to Mr. Brinker under the STIP only if the Company meets certain defined performance metrics previously established by the Board of Directors related to revenue, non-GAAP operating income from continuing operations (“non-GAAP OI”) and operating cash flow (cash flow excluding certain charges), all as more fully set forth in the STIP governing documents. The target bonus opportunity for Mr. Brinker is 70% of base pay, with an aggregate annual bonus opportunity ranging from 0% to 200% of target, pro rata based upon the portion of the fiscal year that Mr. Brinker is employed by the Company.
The Company’s 2018 Long Term Incentive Plan (“LTIP”) is a long term equity incentive plan with performance metrics. Fifty percent (50%) of the LTIP awards are in the form of time-based restricted stock units with a performance hurdle and fifty percent (50%) are in the form of performance stock units. The grants of restricted stock units vest ratably over a three (3) year period with 1/3 vesting on each anniversary of the grant date, so long as the Company achieves positive non-GAAP OI for 2018. The performance stock units will vest based on the achievement of revenue and non-GAAP earnings per share (“EPS”) from continuing operations over a three (3) year performance period (2018-2020), all as more fully set forth in the LTIP governing documents. All or a portion of such performance stock units can vest in any quarter during such three (3) year performance period if any of the performance goals are independently met over a trailing four quarter period (with the first measurement occurring at the end of the fourth quarter of 2018). However, the threshold level of non-GAAP EPS must be met for any performance stock units to vest, even the performance stock units that otherwise vest based on the achievement revenue goals. The target LTIP opportunity for Mr. Brinker is $800,000 in estimated grant date value, which depending on Company performance may range from $0 to $1.2 million. Such payout will be on a pro rata basis for that portion of the fiscal year that Mr. Brinker is employed by the Company.
In addition to the long-term incentive grant outlined above, it is expected that once Mr. Brinker joins the Company that he would receive a one-time new hire grant of time-based restricted stock units that have an estimated grant date value of $450,000 with a 2-year vesting period (1/2 vests every year on the anniversary date of the grant). Also, it is expected that Mr. Brinker would receive a one-time new hire cash award of $150,000 (less applicable taxes, deductions and withholdings) payable to him at the next standard payroll cycle once he joins the Company. The new hire cash award must be repaid if Mr. Brinker leaves the Company within a year after the start date.
Mr. Brinker will also receive medical and other benefits consistent with the Company’s standard policies and be eligible to participate in other Company plans, as applicable. In connection with his relocation to the Company’s offices in Colorado, Mr. Brinker will be reimbursed for customary out-of-pocket expenses he incurs up to a maximum amount of $150,000, plus a tax gross-up, on the terms and subject to the conditions of the Company’s relocation policy. Should Mr. Brinker leave the Company within 12 months of his start date, relocation amounts are required to be repaid to the Company, as more fully described in the Offer Letter.

The foregoing is a summary of the material terms of the Offer Letter, LTIP/STIP and relocation and is qualified in its entirety by reference to the Offer Letter, the LTIP and STIP plan documents and the relocation policy. A copy of the complete Offer Letter is attached to this Current Report on Form 8-K as Exhibit 10.1, and the terms of the Offer Letter are incorporated herein by reference.
Change in Control Agreement
The Company will enter into an Executive Change in Control Agreement with Mr. Brinker (the “CIC Agreement”) on or shortly after he joins the Company on June 18, 2018. The CIC Agreement will provide Mr. Brinker with severance payments and certain benefits in the event of his Involuntary Termination. An “Involuntary Termination” will be deemed to have occurred if Mr. Brinker’s employment is terminated at the time of or following a Change in Control (as defined in the CIC Agreement) before the end of the CIC Period (as defined in the CIC Agreement) (i) by the Company without Cause (as defined in the CIC Agreement) or (ii) by Mr. Brinker for Good Reason (as defined in the CIC Agreement). Any amounts payable to Mr. Brinker pursuant to the CIC Agreement, except for any Accrued Compensation (as defined in the CIC Agreement), will be contingent on Mr. Brinker’s provision to the Company of a release of claims.
In the event of termination of Mr. Brinker’s employment under circumstances constituting an Involuntary Termination, he will be entitled to receive: (a) all then accrued compensation and a pro-rata portion of his target bonus for the year in which the termination is effected, (b) a lump sum payment equal to (i) one (1) times his then current annual base salary plus (ii) his target bonus for the year in which the termination is effected, (c) continuation of benefits for 18 months following the period for revocation of the release, unless Mr. Brinker commences employment with another employer, (d) an amount equal to the contributions that would have been made to the Company’s retirement plans on his behalf, if he had continued to be employed for 12 months following the period for revocation of the release, and (e) reimbursement, up to $4,870, for outplacement services.
Mr. Brinker’s Options (if any) and RSUs (each as defined in the CIC Agreement) will also accelerate in full upon an Involuntary Termination following a Change in Control before the end of the CIC Period. The termination of Mr. Brinker’s employment without Cause during a Pending Change in Control (as defined in the CIC Agreement) will not accelerate the vesting of Options (if any) or RSUs held by Mr. Brinker, unless the Change in Control is effected within 3 months following the Date of Termination (as defined in the CIC Agreement), in which case, Mr. Brinker’s Options (if any) and RSUs will vest in full.
The foregoing is a summary of the material terms of the CIC Agreement and is qualified in its entirety by reference to the form of CIC Agreement. A copy of the form of CIC Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K, and the terms the CIC Agreement are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer Letter to Neil Brinker dated May 7, 2018

10.2	Form of Executive Change in Control Agreement

99.1	Press release dated May 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ENERGY INDUSTRIES, INC.

/s/ Thomas O. McGimpsey
Date: May 9, 2018	Thomas O. McGimpsey
Executive Vice President, General Counsel and Corporate Secretary